      As filed with the Securities and Exchange Commission on May 11, 2000
                                              Registration No. 333-_____________


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 MAREX.COM, INC.
------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            FLORIDA                                  65-0354269
-------------------------------         ------------------------------------
(STATE OR OTHER JURISDICTION OF         (IRS EMPLOYER IDENTIFICATION NUMBER)
 INCORPORATION OR ORGANIZATION)

                            2701 SOUTH BAYSHORE DRIVE
                                    5TH FLOOR
                              MIAMI, FLORIDA 33133
                 ---------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                        1996 INCENTIVE STOCK OPTION PLAN
                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                 ---------------------------------------------
                            (FULL TITLE OF THE PLANS)

                                DAVID A. SCHWEDEL
                                 MAREX.COM, INC.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            2701 SOUTH BAYSHORE DRIVE
                                    5TH FLOOR
                              MIAMI, FLORIDA 33133
                                 (305) 285-2003
------------------------------------------------------------------------------
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                             JORGE L. FREELAND, ESQ.
                                WHITE & CASE LLP
                            200 S. BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33131

                                 (305) 371-2700
                         -------------------------------


                         CALCULATION OF REGISTRATION FEE

      ========================================================================================================================
                                                                                          PROPOSED MAXIMUM
       TITLE OF SECURITIES          MAXIMUM AMOUNT TO         PROPOSED MAXIMUM           AGGREGATE OFFERING       AMOUNT OF
        TO BE REGISTERED             BE REGISTERED(1)   OFFERING PRICE PER SHARE(2)           PRICE(2)        REGISTRATION FEE
      ------------------             ----------------   ---------------------------      -------------------  ----------------
1996 Incentive Stock Option Plan
   Common Stock, Par Value $.01
   per share                        900,000 Shares                 $15.875                 $14,287,500              $ 3,771.90

Amended and Restated 1997 Stock
   Option Plan Common Stock, Par
   Value $.01 share                4,000,000 Shares                $15.875                 $63,500,000              $16,764.00
         TOTAL                     4,900,000 Shares                                                                 $20,535.90
================================== ==================== ============================= ======================= ==================

--------------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 (the "Securities Act"), as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on May 10, 2000, as reported by the Nasdaq Over the Counter Bulletin Board.

                                     PART II

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1999; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB filed with the Commission under Section 12 of the Exchange Act on December 2, 1998, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Generally speaking, Section 607.0850 of the Florida Business Corporation Act permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorney's fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are officers, directors, employees or agents of the corporation, if those officers, directors, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by officers, directors, employees and agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if that person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines on application that the defendant officers, directors, employees or agents are fairly and reasonably entitled to indemnity for expenses despite the adjudication of liability. To the extent an officer, director, employee or agent of a corporation is successful on the merits or otherwise in such actions, indemnification by a corporation for expenses actually and reasonably incurred in the defense of such actions is mandatory.

         Accordingly, the Registrant's Articles of Incorporation require the indemnification of its officers and directors, and its former officers and directors, to the fullest extent permitted by Florida law. The Registrant's Bylaws also require the indemnification of its officers and directors to the fullest extent permitted by Florida law.

         Also, the Registrant has acquired insurance with respect to, among other things, certain liabilities which may arise under the statutory provisions referred above. The directors and officers of the Registrant are insured against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they are not indemnified by the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

         EXHIBIT
         NUMBER
         ------

         5.1      Opinion of White & Case LLP.
         23.1     Consent of White & Case LLP (included in Exhibit 5.1).
         23.2     Consent of Arthur Andersen LLP, Independent Certified Public Accountants.
         23.3     Consent of McClain & Company, L.C., Independent Certified Public Accountants.
         24.1     Powers of Attorney

ITEM 9.   UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Marex.com, Inc., a corporation organized and existing under the laws of the State of Florida, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this May 11, 2000.

                                                 MAREX.COM, INC.

                                                 By:  /s/ KENBIAN A. NG
                                                      ------------------------
                                                      Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                     TITLE                               DATE
---------                                                     -----                               ----

/s/ DAVID A. SCHWEDEL                               President, Chief Executive               May 11, 2000
------------------------------                      Officer and Director
David A. Schwedel

/s/ KENBIAN A. NG                                   Chief Financial Officer                  May 11, 2000
------------------------------
Kenbian A. Ng

/s/ DANIEL GALLAGHER                                Director                                 May 11, 2000
------------------------------
Daniel Gallagher

/s/ GEORGE GLAZER                                   Director                                 May 11, 2000
------------------------------
George Glazer

/s/ ROBERT C. HARRIS, JR.                           Director                                 May 11, 2000
------------------------------
Robert C. Harris, Jr.

/s/ ROGER A. TROMBINO                               Director                                 May 11, 2000
------------------------------
Roger A. Trombino


                                INDEX TO EXHIBITS

         EXHIBIT
         NUMBER
         ------

         5.1           Opinion of White & Case LLP.
         23.1          Consent of White & Case LLP (included in Exhibit 5.1).
         23.2          Consent of Arthur Andersen LLP.
         23.3          Consent of McClain & Company, L.C.
         24.1          Powers of Attorney





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